                                                                    Exhibit 10.2

                                 AMENDMENT NO. 1

                                       TO

                                LICENSE AGREEMENT

         This Amendment No. 1 to License Agreement (this "Amendment") is entered into as of June 28, 2001, by and between Majesco Sales, Inc. ("Licensee"), with offices at 160 Raritan Center Parkway, Edison, New Jersey 08837, and Activision
Publishing, Inc. ("Activision"), a Delaware corporation, with offices at 3100
Ocean Park Boulevard, Santa Monica, California 90405.

         A.       Activision and Licensee entered into that certain License
                  Agreement dated as June 30, 2000 relating to the license by
                  Activision to Licensee of rights to convert Activision's
                  entertainment software product entitled Solider of Fortune for use on the Sony PlayStation 2 video game console (the "SOF
                  Agreement"), that License Agreement dated as of September 29,
                  2000 relating to the license by Activision to Licensee of
                  rights to convert Activision's entertainment product entitled
                  Star Trek Voyager: Elite Force for use on the Sony PlayStation
                  2 video game console (the "Elite Force Agreement"), and that
                  License Agreement dated as of October 1, 2000 relating to the license by Activision to Licensee of rights to convert
                  Activision's entertainment software product entitled Pitfall:
                  The Mayan Adventure for use on the Nintendo Game Boy Advance
                  handheld video game system (the "Pitfall Agreement") (the SOF
                  Agreement, the Elite Force Agreement and the Pitfall Agreement
                  are collectively referred to herein as the "Agreements"), and, with respect to all of the Agreements, the right to develop, manufacture, advertise, promote, distribute and sell such
                  converted entertainment software products throughout the
                  world.

         B.       The Agreements prohibit Licensee from sublicensing to a third party the rights granted to Licensee by Activision.

         C.       The parties now desire to amend each of the Agreements to
                  permit Licensee to sublicense its rights under the Agreements to a third party, subject to the terms and conditions of this
                  Amendment.

         The parties hereby amend the Agreements as follows:

1.       Rights to Sublicense. Notwithstanding Section 1.2(a) of each of the
         Agreements, Activision hereby grants to Licensee the right to sublicense the rights granted to Licensee by Activision under (a) the
         SOF Agreement and the Elite Force Agreement to EON Digital
         Entertainment Ltd. ("EON"), located at 53/54 Grosvenor Street, Mayfair,
         London W1K 9FH, United Kingdom, and (b) the Pitfall Agreement to THQ,
         Inc. ("THQ"), located at 27001 Agoura Road, Suite 325, Calabasas,
         California 91301, provided that Licensee shall be permitted to sublicense such rights to EON and THQ only with respect to Europe,
         Australia, New Zealand and those other territories specified in
         Licensee's

         written agreements with EON and THQ (but in all cases, specifically excluding North America). Licensee shall not be permitted to sublicense its rights under the Agreements to any other party or with respect to
         North America or any other part of the Territory without Activision's prior written approval.

2.       Additional Advance. In consideration of the further rights granted to
         Licensee pursuant to this Amendment, Licensee agrees to pay Activision an additional non-refundable Advance in the amount of (****), fifty percent (50%) of which shall be due and payable via wire transfer within one (1) business day of execution of this Amendment and the remaining fifty percent (50%) of which shall be due and payable no later than six (6) months after the execution of this Amendment. (****)
         of the total additional Advance shall be allocated each to the EOF
         Agreement and the Elite Force Agreement, and the remaining (****) of the total additional Advance shall be allocated to the Pitfall
         Agreement.

3.       Royalties. Notwithstanding the Royalty percentages set forth in
         Schedule D of each of the Agreements, Licensee shall pay Activision royalties as follows: (a) SOF Agreement and Elite Force Agreement:
         (****) of any and all sums received by Licensee from EON with respect to the rights granted to EON pursuant to this Agreement and sales or licensees of units of the Product by EON in Europe (including any advance or guarantee payments and royalties); provided, however, that, in no event shall Royalties payable to Activision be less than (****)
         per unit; and (b) Pitfall Agreement: (****) of any and all sums received by Licensee from THQ with respect to the rights granted to THQ pursuant to this Amendment and sales or licenses of units of the
         Product by THQ in Europe (including any advance or guarantee payments and royalties); provided, however, that, in no event shall Royalties payable to Activision be less than (****) per unit.

4.       Term. The Term of each of the Agreements shall be extended by one (1)
         year, such that the Term of the SOF Agreement shall expire on June 29,
         2003, the Term of the Elite Force Agreement shall expire on September
         28, 2003, and the term of the Pitfall Agreement shall expire on
         September 30, 2003.

5.       General Conditions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings respectively ascribed to such terms under the Agreements. Unless otherwise stated herein, the parties agree that all of the terms and conditions contained in the
         Agreements shall remain in full force and effect and shall be equally applicable to this Amendment (including, without limitation,
         Activision's (and its licensors') Sony's and Nintendo's approval rights with respect to the Product, and any version or localization thereof created and developed by EON or THQ, as set forth in Sections 2.5 and
         2.6 of the SOF Agreement and the Pitfall Agreement and Sections 2.5 and
         2.7 of the Elite force Agreement). Notwithstanding the foregoing, if any term or provision of the Agreements is contradictory to, or inconsistent with, any term or provision of this amendment, then the terms and provisions of this Amendment shall in all events control and such contradictory or inconsistent term or provision of the Agreements shall be null and void solely for purposes of interpreting this
         Amendment.

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(*)  Confidential portion omitted and filed separately with the Securities
     Exchange Commission.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date specified below.

ACTIVISION:                               LICENSEE:

ACTIVISION PUBLISHING, INC.               MAJESCO SALES, INC.

By:                                       By:
   ----------------------------              ----------------------------

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